UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2012

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio	44115
(Address of Principal Executive Offices)	(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of The Sherwin-Williams Company (“Sherwin-Williams”) held on April 18, 2012, Sherwin-Williams’ shareholders approved the amendment and restatement of The Sherwin-Williams Company 2007 Executive Performance Bonus Plan (“2007 Performance Plan”).

The 2007 Performance Plan is designed as a vehicle for payments of annual cash compensation that is intended to be fully deductible for federal income tax purposes by Sherwin-Williams under Section 162(m) of the Internal Revenue Code. The 2007 Performance Plan was amended to (a) add a recoupment or “clawback” provision clarifying that awards under the 2007 Performance Plan may be forfeited and repaid to Sherwin-Williams in accordance with Sherwin-Williams’ Executive Adjustment and Recapture Policy; (b) increase the maximum amount payable to any participant to $5 million per year; and (c) make certain other conforming and non-substantive changes.

The 2007 Performance Plan, as amended and restated, is filed as Exhibit 10(a) to this Report and is incorporated herein by reference.

At the Annual Meeting, Sherwin-Williams’ shareholders also elected Richard J. Kramer as a new director to serve on Sherwin-Williams’ Board of Directors. Mr. Kramer is Chairman of the Board, Chief Executive Officer and President of The Goodyear Tire & Rubber Company. In connection with Mr. Kramer’s election to the Board, Sherwin-Williams entered into an Indemnity Agreement with him in the same form that Sherwin-Williams has entered into with its other directors and officers. The Form of the Indemnity Agreement was filed as Exhibit 10(a) to Sherwin-Williams’ Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and is incorporated herein by reference. The Indemnity Agreement supplements the indemnification coverage afforded by Sherwin-Williams’ Regulations and Ohio law.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting of Shareholders on April 18, 2012 are set forth below.

Proposal 1. The shareholders fixed the number of directors of Sherwin-Williams at nine and elected the following nominees as directors of Sherwin-Williams to serve until the next Annual Meeting of Shareholders and until their successors are elected. The voting results were as follows:

Name	For	Withheld	Broker Non-Votes
A.F. Anton	82,882,962	940,379	6,709,351
C.M. Connor	80,563,817	3,259,524	6,709,351
D.F. Hodnik	83,220,028	603,313	6,709,351

T.G. Kadien	83,219,589	603,752	6,709,351
R.J. Kramer	83,204,721	618,620	6,709,351
S.J. Kropf	81,393,742	2,429,599	6,709,351
A.M. Mixon, III	81,285,125	2,538,216	6,709,351
R.K. Smucker	81,327,959	2,495,382	6,709,351
J.M. Stropki, Jr.	81,535,727	2,287,614	6,709,351

Proposal 2. The shareholders approved, on an advisory basis, the compensation of the named executives. The voting results were as follows:

	00,000,000	00,000,000	00,000,000
For	Against	Abstain	Broker Non-Votes
72,381,131	10,335,687	1,106,166	6,709,708

Proposal 3. The shareholders approved the amendment and restatement of the 2007 Performance Plan. The voting results were as follows:

	00,000,000	00,000,000	00,000,000
For	Against	Abstain	Broker Non-Votes
80,352,646	2,576,555	893,783	6,709,708

Proposal 4. The shareholders approved the ratification of the appointment of Ernst & Young LLP as Sherwin-Williams’ independent registered public accounting firm for 2012. The voting results were as follows:

	00,000,000	00,000,000	00,000,000
For	Against	Abstain
89,485,252	650,199	397,241

Proposal 5. The shareholders did not approve a shareholder proposal on majority voting. The voting results were as follows:

	00,000,000	00,000,000	00,000,000
For	Against	Abstain	Broker Non-Votes
40,256,616	42,685,789	880,779	6,709,508

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

10(a)	The Sherwin-Williams Company 2007 Executive Performance Bonus Plan (As Amended and Restated Effective January 1, 2012) (filed herewith).

10(b)	Form of Director, Executive Officer and Corporate Officer Indemnity Agreement filed as Exhibit 10(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

April 24, 2012	By:	/s/ L.E. Stellato
L.E. Stellato
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10(a)	The Sherwin-Williams Company 2007 Executive Performance Bonus Plan (As Amended and Restated Effective January 1, 2012) (filed herewith).

10(b)	Form of Director, Executive Officer and Corporate Officer Indemnity Agreement filed as Exhibit 10(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and incorporated herein by reference.

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